Exhibit 99.2

FORM OF SEPARATION AND RELEASE AGREEMENT

THIS SEPERATION AND RELEASE AGREEMENT (“Agreement”) is entered into as of April 10, 2017 (the “Effective Date”), by and between GrowGeneration Corp., a Colorado corporation, on behalf of itself, its subsidiaries and each of their respective employees, officers, directors, owners, shareholders, and agents (the “Company”) and Jason Dawson (“Employee”).

RECITALS

WHEREAS, Employee is employed by the Company pursuant to the terms of an Employment Agreement between the Company and Employee, dated February 23, 2015 (the “Employment Agreement”);

WHEREAS, pursuant to the Employment Agreement, the Employee has served as an officer of the Company for three years, and currently holds the position of Chief Operating Officer of the Company;

WHEREAS, the Employee wishes to resign his employment with the Company, and the parties hereto wish to conclude the Employee’s employment on the terms set forth in this Agreement and to provide for certain post-employment covenants;

WHEREAS, the Employee holds shares of restricted common stock and stock options of the Company (the shares of common stock and shares of common stock issuable upon exercise of the options shall be referred to herein as the “Common Stock”); and

WHEREAS, simultaneously with this Agreement, the Employee has entered into a consulting agreement with the Company, dated as of the date hereof (the “Consulting Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and representations contained in this Agreement and the Consulting Agreement, the parties hereto agree as follows:

1.          Termination of Employment

The Employee’s employment with the Company shall cease effective on April 10, 2017 (the “Termination Date”). Effective as of the Termination Date, the Employee hereby resigns his position as Chief Operating Officer of the Company, as well as from any and all positions held by the Employee as an officer of any subsidiary of the Company.

2.          Stock Compensation. (i) The Company agrees to remove the restrictive legend on removal, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time). Employee agrees to provide supporting documents for legend removal containing representations and information required under the Securities Act in a form satisfactory to the counsel for the Company. Any public or private sales of the Common Stock owned by Employee shall be subject to compliance with the Company’s black-out period and other sale restriction policies for affiliates of the Company (the “Insider Trading Policy”). In addition, the Employee agrees not to sell in excess of 50,000 shares of the Company’s Common Stock in any calendar quarter, subject in all events to compliance with the Company’s Insider Trading Policy (the “Leak-Out Period”) and the provisions of Rule 144 of the Securities Act. An appropriate legend describing this Agreement and the Leak-Out Period shall be imprinted on each stock certificate representing Common Stock owned by the Employee and the transfer records of the Company’s transfer agent. The Employee agrees that he will not engage in any short selling of any of the Company’s common stock during the Leak-Out Period.

(ii)       Any transferee of any of the shares of Common Stock owned by the Employee that is covered by this Agreement in a private sale shall be subject to (a) the receipt by the Company of a legal opinion from legal counsel satisfactory to the Company to the effect that the private sale complies with the provisions of the Act; and (b) agreement by the transferee to be bound by the same resale and other conditions as relate to Employee under this Agreement.

3.          Extension of Option Exercise Period. Pursuant to that certain stock option award agreement (the “Stock Option Award Agreement”) dated September 4, 2014 by and between the Company and Employee, Employee received options to purchase a total of 100,000 shares of common stock of the Company, with 33,333 shares vested as of September 4, 2014, 33,333 shares vested as of September 4, 2015 and the remaining 33,334 shares vested as of September 4, 2016. Employee and the Company agree that the termination period contained in the Stock Option Award Agreement shall be revised and amended to provide that the options granted to Employee shall be exercisable prior to May 1, 2018.

4.          Expenses. The Company shall reimburse Employee for any outstanding expenses, which were reasonably incurred by Employee during the course of providing service to the Company and previously approved by the Company, payable to Employee at the time of execution of this Agreement.

5.          Employee Covenants

A.    Confidential Information. Employee acknowledges that during the course of employment with the Company, Employee has had access to and learned about Confidential Information (defined hereafter) of the Company. Employee further acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by the Employee might cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties. At any time prior to or after the Termination Date, the Employee shall not, (a) except as required by law or by order of a government agency or court of competent jurisdiction (provided that the disclosure does not exceed the extent of disclosure required by such law or order), directly or indirectly disclose or make available to any person, firm, corporation or other business entity any Confidential Information, in whole or in part, concerning the business, finances, products, services, operations, clients, employees, or affairs of the Company or any subsidiary or affiliate thereof, for any reason or purpose whatsoever, or (b) make use of any such non-public information for personal purposes or for the benefit of any person, firm, corporation or other business entity, except the Company or any subsidiary or affiliate thereof. “Confidential Information” means information not generally known or available outside the Company and information entrusted to the Company in confidence by third parties. Confidential Information includes, without limitation: technical data, trade secrets, research, product or service ideas or plans, software codes and designs, developments, processes, formulas, techniques, lists of, or information relating to, suppliers and customers, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information disclosed to the Employee by the Company. The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

2

The Employee shall, within ten (10) days following to the Termination Date, return to the Company any documents, records, files and other information (whether recorded or stored in paper or electronic form) and any property belonging or relating to the Company, its affiliates, customers, clients or employees, except as requested in the performance of the Employee’s obligations under the Consulting Agreement. The Employee acknowledges that all such materials are, and will remain, the exclusive property of the Company, and the Employee may not retain originals or copies of such materials. Exhibit A to this Agreement contains a list of all digital and physical files, including but not limited to emails sent and received, financial information, customer information and vendor information maintained by the Employee and the location of such files.

B.    Nonsolicitation and Non-Hire Restriction. For a period of two (2) years following the Termination Date (the “Restricted Period”), the Employee shall not, whether on his own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly,

(i)    cause any customer, client, or agent doing business or having business relationship with the Company or any of its subsidiaries or affiliates to alter or terminate such person’s relationship with the Company or its subsidiaries or affiliates in any way, or

(ii)    solicit or hire any employee who (a) was employed by the Company or any subsidiary or affiliate thereof as of the Termination Date or (b) left the employment of the Company or any subsidiary or affiliate thereof on or within two months prior to the Termination Date.

C.    Nondisparagement. The Employee shall not publicly or privately disparage or denigrate the Company or its officers or directors in respect of their integrity or business practices, performance, skills, acumen, experience or success, or concerning any officers or directors personally. The Company shall not and shall direct its officers and directors not to, publicly disparage or denigrate the Employee in respect of the Employee’s integrity or business practices, performance, skills, acumen, experience or success, or concerning the Employee personally. The respective parties shall only be responsible for, and bear any and all liability, for, any breach of this Section 5.C if such breach is knowingly and willfully committed and involves a material public disparagement of the other party. Notwithstanding the foregoing, neither the Company nor the Employee shall be entitled to terminate, rescind, repudiate or seek judicial invalidation of this Agreement or any of its provisions as a remedy for any breach or alleged breach of this Section 5.C. Notwithstanding the foregoing, nothing in this Section 5.C is intended to prohibit, limit or prevent either party from providing truthful testimony in a court of law, truthful statements to a government official, regulatory or law enforcement agency or pursuant to voluntary requests by staff of the Securities and Exchange Commission (“SEC”) or a properly issued subpoena, including, without limitation, in connection with an SEC investigation, and such testimony or statements shall not be deemed to be a violation of this Section 5.C.

D.    Release. The Employee and the Employee's heirs, executors, representatives, agents, insurers, administrators, successors, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company, including the Company’s subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective officers, directors, employees and other related persons or entities, in their corporate and individual capacities (collectively, the “Releasees”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Agreement, including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter.

E.    Consulting and Cooperation. The Employee agrees to enter into and perform his obligations under the Consulting Agreement.

6.          Public Announcement. The Employee shall have the right to review any press release or other public announcement made by the Company in connection with the execution of this Agreement and matters relating to this Agreement. The Company shall in good faith consider any suggestions that Employee communicates to the Company with reasonable promptness after receiving a draft of any such press release or other public announcement, provided that the Company shall have the right in its sole discretion to make all final determinations with regard to any such press release or other public announcement. The Employee shall not make any public announcement concerning his employment with or termination of employment from the Company nor make any private statement that is inconsistent with the Company’s public announcements, provided that the Employee shall not be precluded from providing truthful testimony in a court of law, truthful statements to a government official, regulatory or law enforcement agency or pursuant to voluntary requests by SEC staff or a properly issued subpoena.

3

7.          Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto.

If to the Employee:

Jason Dawson

4687 State Hwy 69

Cotopaxi, CO 81223

If to the Company:

GrowGeneration Corp.

1000 Mississippi Ave.

Denver, CO 80221

8.          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado applicable to contracts entered into and wholly to be performed in the state of Colorado by Colorado residents. Each party waives any objection to venue in Denver County, Colorado, and agrees and consents to personal jurisdiction of the courts of the state of Colorado in any action or proceeding arising out of or in any way connected with this Agreement.

9.          Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

4

10.          Entire Agreement. This Agreement, together with the Consulting Agreement, contains the entire Agreement of the parties, and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which is not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

11.          Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by both the Employee and by the Company. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

12.          No Assignment. The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

In Witness Whereof, the parties hereto have executed this Separation and Release Agreement as of the day and year first above written:

COMPANY:

GROWGENERATION CORP.,
a Colorado corporation

By:
Darren Lampert, CEO

EMPLOYEE:

By:
Jason Dawson

5